UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PURE CYCLE CORPORATION
(Name of Registrant as Specified in Its Charter)

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PURE CYCLE CORPORATION
8451 Delaware Street
Thornton, Colorado 80260
(303) 292-3456
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on January 16, 2007
TO OUR STOCKHOLDERS:
You are cordially invited to attend an Annual Meeting of the Stockholders of PURE CYCLE CORPORATION. The Meeting will be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP, on January 16, 2007 at 2 p.m. Mountain Time for the following purposes:
1.	To elect a board of six directors to serve until the next Annual Meeting of Stockholders, or until their successors are elected and have qualified.

2.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the 2007 fiscal year.

3.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.
Only stockholders of record as of 5:00 p.m. Mountain Time on December 1, 2006 will be entitled to notice of or to vote at this Meeting or any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott E. Lehman

Scott E. Lehman, Secretary
December 19, 2006

ABOUT THE MEETING
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
COMMON STOCK
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF 5 YEAR COMMULATIVE TOTAL RETURN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ACTION TO BE TAKEN UNDER THE PROXY
STOCKHOLDER PROPOSALS
FORM 10-K EXHIBITS

PURE CYCLE CORPORATION
8451 Delaware Street
Thornton, Colorado 80260
(303) 292-3456
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To be held on January 16, 2007
ABOUT THE MEETING
This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the board of directors of PURE CYCLE CORPORATION (the “Company”) for use at the Annual Meeting of stockholders of the Company (the “Meeting”) to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP on January 16, 2007 at 2 p.m. Mountain Time or at any adjournment thereof.
Proxies were first mailed to stockholders on or about December 19, 2006 and will be solicited chiefly by mail. The cost of soliciting proxies is being paid by the Company. In addition to the mailings, the Company’s officers, directors and other regular employees may, without additional compensation, solicit proxies personally or by other appropriate means.
What is the purpose of the Meeting?
At the Meeting, stockholders are asked to act upon the matters outlined above in the Notice of Annual Meeting of Stockholders and as described in this proxy statement. The matters to be considered are the election of directors, ratification of the appointment of the Company’s independent auditors for the fiscal year ending August 31, 2007, and such other matters as may properly come before the meeting. Additionally, management will be available to respond to appropriate questions.
Who is entitled to vote at the meeting?
Only stockholders of record as of 5 p.m. Mountain Time on December 1, 2006 (the Record Date), are entitled to vote on matters presented at the Meeting. If you were a stockholder on that date, you will be entitled to vote all of the shares that you held on that date at the Meeting or any postponements or adjournments thereof. On December 1, 2006, 18,368,807 shares of the Company’s 1/3 of $.01 par value common stock (“common stock”) were issued and outstanding.
What are the voting rights of the stockholders entitled to vote?
Each outstanding share of the Company’s common stock will be entitled to one vote on each matter acted upon. There is no cumulative voting.
How do I vote my shares without attending the Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting. If you are the stockholder of record, you may vote your shares by completing, signing and dating the enclosed proxy card and then mailing it to the Company’s transfer agent in the pre-addressed envelope provided. You may also vote your shares by phone by calling the Company’s transfer agent at the number listed on the proxy card. If your shares are held beneficially in street name, you may vote your shares by following the instructions provided by your broker.

May I revoke or change my vote?
A proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally stockholders provide written comments on their proxy cards, which are forwarded to management of the Company.
What is the voting requirement to approve each of the proposals?
The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees; however, a “withheld” vote or a broker “non-vote” (defined below) will have no effect on the outcome of the election.
An affirmative vote of the majority of the shares of common stock represented and entitled to vote at the Meeting, assuming a quorum is present, is necessary for the approval of proposal 2 and other matters. For proposal 2, and any other business matters to be voted on, you may vote “FOR,” “AGAINST,” or you may “ABSTAIN.” For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals. An abstention has the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote.
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
If no specification is made, then the shares will be voted “FOR” the directors nominated by the board of directors and “FOR” Proposal 2 and otherwise, in accordance with the recommendations of the board of directors.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum at the Meeting for the election of directors and for the other proposals. Abstentions and broker “non-votes” are counted for the purposes of determining whether a quorum is present at Meeting.
What happens if additional matters are presented at the Meeting?
Other than the two items of business described in this proxy, the Company is not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy-holders, Mark W. Harding and Harrison H. Augur, will have the discretion to vote your shares on any additional matter properly presented for a vote at the Meeting. If for any unforeseen reason any of our director nominees are not available for election at the date of the Meeting, then the named proxy-holders will vote your shares for such other candidates as may be nominated by the board.
What if multiple stockholders share the same address?
The Company has adopted a procedure approved by the Securities and Exchange Commission (the “SEC”), called “householding,” which reduces printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the annual report and proxy statement unless one or more of these stockholders notify the Company that they wish to continue receiving individual copies.

Stockholders who do not participate in householding will continue to receive separate copies of the annual report, proxy statement.
If a stockholder of record residing at such an address wishes to receive a separate document in the future, he or she may contact our transfer agent at Computershare Trust Company, Inc., 350 Indiana St., Suite #800, Golden, CO 80401, telephone (303) 262-0600, or write to the Company’s Secretary at the Company’s address set forth above. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner. If shares are owned through a bank, broker or other nominee, the holder can request householding by contacting the nominee.
Where can I find the voting results of the Meeting?
The Company intends to announce preliminary results at the Meeting and will publish final results in the Form 10-Q for the quarter ending February 28, 2007.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table sets forth, as of December 1, 2006, the beneficial ownership of the Company’s issued and outstanding common stock by (i) each person who owns of record (or is known by the Company to own beneficially) 5% or more of the common stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the stock listed has sole investment and voting power with respect to such shares, based on information filed by such person with the Securities and Exchange Commission or based on information provided by such stockholders to the Company.
COMMON STOCK

	Amount and nature of
Name and Address of Beneficial Owner	beneficial ownership		Percent of Shares

Mark W. Harding
8451 Delaware St.
Thornton, CO 80260	864,875	(1)	4.6%

Harrison H. Augur
P.O. Box 4389
Aspen, CO 81611	91,551	(2)	*

Mark D. Campbell
333 West Hampden, Suite 810
Englewood, CO 80110	810,000	(3)	4.4%

Richard L. Guido
7037 Old Madison Pike
Huntsville, AL 35806	7,500	(4)	*

Peter C. Howell
15289 Russell Road
Chagrin Falls, OH 44022	3,000	(5)	*

George M. Middlemas
225 W. Washington, #1500
Chicago, IL 60606	27,500	(6)	*

All officers and directors as a group (6 persons)	1,804,426	(7)	9.5%

High Plains A&M, LLC
333 West Hampden, Suite 810
Englewood, CO 80110	3,000,000	(8)	16.3%

TPC Ventures, LLC
8451 Delaware Street
Thornton, CO 80260	1,619,705	(9)	8.8%

Par Capital Management, Inc.
Par Investment Partners, L.P.
Par Group, L.P.
One International Place,
Suite 2401
Boston, MA 02110	1,996,739		10.9%

*	Less than 1%

1)	Includes 514,163 shares purchasable by Mr. Harding under currently exercisable options.

2)	Includes 7,500 shares purchasable by Mr. Augur under currently exercisable options. Includes 10,000 shares of common stock held by Patience Partners, L.P., a limited partnership in which a foundation controlled by Mr. Augur is a 60% limited partner and Patience Partners, LLC is a 40% general partner. Patience Partners LLC is a limited liability company in which Mr. Augur owns a 50% membership interest.

3)	Excludes 2,190,000 shares owned by High Plains A&M, LLC. By reason of his status as a member and manager of High Plains A&M, LLC, Mr. Campbell has voting authority over the 3,000,000 shares issued to High Plains A&M, LLC, but does not have investment control. Mr. Campbell disclaims beneficial ownership of the shares held by High Plains A&M, LLC except to the extent of his pecuniary interest therein, which is 27% or 810,000 shares of common stock.

4)	Includes 7,500 shares purchasable by Mr. Guido under currently exercisable options.

5)	Includes 2,500 shares purchasable by Mr. Howell under currently exercisable options.

6)	Includes 7,500 shares purchasable by Mr. Middlemas under currently exercisable options. By virtue of his position with Apex Investment Fund II L.P. (“Apex”), Mr. Middlemas is deemed to be the indirect beneficial owner of 677,239 shares owned by Apex. Mr. Middlemas disclaims beneficial ownership of these shares. Apex is controlled through one or more partnerships. The persons who have or share control of Apex after looking through one or more intermediate partnerships are referred to herein as “ultimate general partners.” The ultimate general partners of Apex are: First Analysis Corporation, a Delaware corporation (“FAC”), Stellar Investment Co. (“Stellar”), a corporation controlled by James A. Johnson (“Johnson”); Mr. Middlemas and Chartwell Holdings Inc. (“Chartwell”), a corporation controlled by Paul J. Renze (“Renze”).

The business address of Stellar, Johnson, and Middlemas is 225 W. Washington Street, Suite 1500, Chicago, Illinois 60606. The business address of FAC is 1 S. Wacker Dr., Suite 3900, Chicago, IL 60606. The business address of Renze and Chartwell is 5 Three Lakes Road, Barrington Hills, IL 60010.

In addition to being the ultimate general partner of Apex, FAC is also the liquidating trustee of Environmental Private Equity Fund II Liquidating Trust (“EPEF”), Environmental Venture Fund Liquidating Trust (“EVF”) and the Productivity Fund II Liquidating Trust (“PF II”), all of whom own the Company’s common stock but are less than 5% owners (with Apex this group is collectively referred to as the “Apex/FAC partnerships”). Due to these relationships, FAC may be deemed to be the indirect beneficial owner of 1,414,528 shares of the common stock held directly by Apex, EPEF, EF and PF II, which represents 7.7% of our outstanding common stock. By reason of his status as the majority stockholder of FAC, F. Oliver Nicklin, Jr. may also be deemed to be the indirect beneficial owner of such shares.

By reason of their status as ultimate general partners of Apex, Stellar (and through Stellar, Johnson), Middlemas and Chartwell (and through Chartwell, Renze) may be deemed to be the indirect beneficial owners of 677,239 shares of common stock, or 3.7% of our outstanding stock. When these shares are combined with his personal holdings of 27,500 (including 7,500 shares purchasable under currently exercisable options) shares of common stock, Mr. Middlemas may be deemed to be the beneficial owner (directly with respect to his shares and indirectly as to the balance) of 704,739 shares of common stock, or 3.8% of the total outstanding stock.

Each of the Apex/FAC partnerships disclaims beneficial ownership of all shares of common stock described herein except those shares that are owned directly by that entity. We understand that each of the other persons named as an officer, director, partner or other affiliate of any Apex Partnership herein disclaims beneficial ownership of all the shares of common stock described herein.

Each of the Apex/FAC partnerships disclaims the existence of a “group” among any or all of them and further disclaims the existence of a “group” among any or all of them and any or all of the other persons named as an officer, director, partner or those affiliate of any of them, in each case within the meaning of Section 13(d) (3) of the 1934 Act.

7)	Includes 539,163 shares purchasable by directors and officers under currently exercisable options and 10,000 shares of common stock held by Patience Partners, L.P., as described in note 2 above.

8)	By reason of the status of each of H. Hunter White, Mark D. Campbell and M. Walker Baus as a member and manager of High Plains A&M, LLC, each of them is deemed a beneficial owner of these shares. Each of them disclaims beneficial ownership of the shares held by High Plains A&M, LLC, except to the extent of his pecuniary interest in the limited liability company.

9)	By reason of his role as manager of TPC Ventures, LLC, Ryan T. Clark is deemed the indirect beneficial owner of these shares.
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and titles of the persons who are currently our directors and executive officers, along with other positions they hold with us.

Name	Age	Position

Mark W. Harding	43	Director, President and CFO
Harrison H. Augur (1)(2)(3)	65	Chairman of the Board
Mark D. Campbell	51	Director
Richard L. Guido (1)(2)(3)	62	Director
Peter C. Howell (1)(3)	57	Director
George M. Middlemas (2)	60	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee
Board Committees:
Audit Committee — Mr. Howell was appointed to the Audit Committee and was appointed the Audit Committee Chairman on April 18, 2005. The Board has determined that the Audit Committee members meet the independence standards of The NASDAQ Stock Market (“NASDAQ”). In addition, the board has determined that at least one member of the Audit Committee is a financial expert. That person, Mr. Howell, meets the SEC criteria of Audit Committee financial expert by reason of his education and his experiences in acquisitions and financial reporting.
The functions to be performed by the Audit Committee include the appointment, retention, compensation and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by such auditors. The Company adopted an Audit Committee Charter, which is incorporated by reference from the Proxy Statement for the Annual Meeting held April 12, 2004. The Audit Committee Charter is also available on the Company’s website at www.purecyclewater.com. The Audit Committee met six times during the fiscal year ended August 31, 2006.

Compensation Committee – Mr. Middlemas is the Chairman of the Compensation Committee and Messrs. Augur and Guido are members of the Compensation Committee. The functions to be performed by the Compensation Committee include establishing the compensation of officers and directors and administering management incentive compensation plans. The Compensation Committee held two meetings during the year ended August 31, 2006.
Nominating and Corporate Governance Committee – Effective April 18, 2005 the board appointed a Nominating and Corporate Governance Committee (the “Nominating Committee”) consisting of Messrs. Guido (Chairman), Howell and Augur. The board of directors has determined that the members of the Nominating Committee meet the independence standards of NASDAQ. In selecting nominees for the board, the Nominating Committee is seeking a board with a variety of experiences and expertise, and in selecting nominees it will consider business experience in the industry in which the Company operates, financial expertise, independence from the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and a reputation for integrity and professionalism. Nominees must be at least 21 years of age and less than 70. The Nominating Committee will consider nominations for director made by stockholders of record entitled to vote. In order to make a nomination for election at the 2008 annual meeting, a stockholder must provide notice, along with supporting information regarding such nominee, to the Company’s Secretary by August 17, 2007. The Nominating Committee evaluates nominees recommended by stockholders utilizing the same criteria it uses for other nominees. The Company has adopted a Nominating Committee Charter which is available on its website at www.purecyclewater.com. The Nominating Committee held one meeting during the fiscal year ended August 31, 2006.
Stockholder Communications – The board of directors has adopted a policy for stockholders to send communications to the board. The policy is available on the Company’s website at www.purecyclewater.com. Stockholders wishing to send communications to the board may contact Mark W. Harding, President of Pure Cycle, at the Company’s principal place of business. All such communications shall be shared with the members of the board, or if applicable, a specified committee or director. All directors are expected to attend the Meeting. All but one board member attended the 2006 Annual Meeting.
Board meetings held – During the fiscal year ended August 31, 2006, the board of directors held eight meetings. All board members were present at each of the meetings with the exception of two board members who were each absent from one meeting.
Relationship of Directors and Officers – None of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
Terms of Directors and Officers – All directors are elected for one-year terms which expire at the annual meeting of stockholders or until their successors are elected and qualified. The Company’s officers are elected annually by the board of directors and hold office until their successors are elected and qualified.
Compensation of Directors – Each non-employee director receives a payment of $10,000 for each full year in which he or she serves as a director, with an additional payment of $1,000 for each committee on which he or she serves, and $1,000 for serving as chairman of the board. An additional $500 will be paid to each director for attendance at each board meeting and, if committee meetings are held separate from board meetings, $500 will be paid for attendance at such committee meetings.
In addition to cash compensation, as part of the 2004 Equity Incentive Plan approved by stockholders at the 2004 Annual Meeting, each non-employee director receives an option to purchase 5,000 shares of common stock upon initial election or appointment to the board (which vest one half at each of the first and second anniversary dates of the grant), and an option to purchase 2,500 shares for each subsequent full year in which he or she serves as a director, which options vest one year from the date of grant.
Compensation of Officers – The following table sets forth information concerning the compensation received by or awarded to the Company’s President and Chief Financial Officer for the fiscal years ended August 31, 2006, 2005 and 2004:

Summary Compensation Table
	Annual Compensation				Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP
Name and Principal	Fiscal	Salary	Bonus	Compensation	Award(s)	Options/SARS	Payouts	All Other
Position	Year	($)	($)	($)	($)	( # )	($)	Compensation
Mark W. Harding
President and CFO	2006	200,000	250,000	—	—	—	—	—
	2005	200,000	150,000	—	—	—	—	—
	2004	80,000	120,000	—	—	—	—	—
Option/SAR Grants in the Last Fiscal Year – No option grants were made to executive officers in the last fiscal year.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
(a)	(b)	(c)	(d)	(e)
Number of
			securities	Value of
			underlying	unexercised in-
			unexercised	the-money
			options/SARs	options/SARs at
			at FY-end (#)	FY-end ($)
	Shares acquired on	Value Realized	Exercisable/	Exercisable/
Name	exercise (#)	($)	Unexercisable	Unexercisable
Mark W. Harding	250,004	$1,640,000	514,163/0	$3,327,000/0
The “Value Realized” on option exercises is equal to the difference between the fair market value of the Company’s common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at FY-end” is based on $8.27 per share, the closing sale price of the Company’s common stock on the NASDAQ Capital Market on August 31, 2006 (last trading day of the Company’s fiscal year), on which exchange the Company’s common stock was trading on such date, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

Securities Authorized for Issuance Under Equity Compensation Plans
			Number of securities
			remaining available for
	Number of securities to		future issuance under
	be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
Plan category	rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity Compensation plans approved by security holders	361,428	$4.13	1,477,500
Equity compensation plans not approved by security holders	300,000	1.80	—

Total	661,428	$3.08	1,477,500

Long-Term Incentive Plans – Awards in the Last Fiscal Year – With the exception of stock option plans described above, the Company does not have any long-term incentive plans.
Defined Benefit Plans – The Company does not have any defined benefit plans.
Compensation Committee Interlocks and Insider Participation – No interlocking relationship exists between any member of the board of directors or the Compensation Committee and any other company’s board of directors or compensation committee.
The members of the Compensation Committee consist of Mr. Middlemas, Mr. Augur and Mr. Guido. Mr. Augur and Mr. Middlemas (by reason of his status as ultimate general partner of Apex) are a party to the Comprehensive Amendment Agreement No. 1 (the “CAA”) with the Company. Under the CAA the Company is required to distribute to numerous external parties, at varying levels of priority, $18,682,388 of future proceeds received from the sale of Export Water (as defined therein). Mr. Augur is a partner, with his wife, in a partnership that is entitled to receive a total of $150,000 thereunder. Apex is entitled to receive $7,163,264 thereunder. By reason of his status as ultimate general partner of Apex, Mr. Middlemas is entitled to receive a portion of that payment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Philosophy
The Company’s executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee is currently composed of three non-employee directors. The Compensation Committee reviews the performance and compensation levels for the President and determines option grants under the 2004 Equity Incentive Plan. The objectives of the Compensation Committee are to correlate executive compensation with the Company’s business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to its long-term success.
The Compensation Committee follows the following philosophy regarding compensation of the Company’s executive officers:
▪	to provide competitive total pay opportunities in order to attract, retain and motivate high quality executive talent critical to the Company’s success;

▪	to pay for performance through a compensation mix that emphasizes competitive cash incentives and merit-based salary increases and de-emphasizes entitlements and perquisites;

▪	to create a mutuality of interest between executives and stockholders through a stock option program; and

▪	to focus the executive’s attention on overall corporate objectives as well as the executive’s specific operational objectives.
The goals of the Compensation Committee are to provide a total compensation package that considers the compensation practices of companies with which the Company competes, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officer and employees with those of the Company by providing them with an equity ownership in the Company. Compensation is designed to fall within the central tendency of the range of that paid to comparable executives in corporations of similar size and in like industry.
Compensation of Executive Officer Generally
The compensation program for the Company’s executive officer consists of the following components: base salary, long-term stock option incentives and incentive bonus.
Base Salary—The Compensation Committee reviewed and approved a salary for the President during the year ending August 31, 2006. His base was established by the Compensation Committee based upon competitive compensation data for similarly sized public companies, job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. Base Salary for fiscal year 2006 was unchanged from fiscal 2005.
Long-Term Stock Option Incentives—The Compensation Committee provides the Company’s President with long-term incentive compensation through grants of options to purchase the Company’s common stock. The goal of the long-term stock option incentive programs is to align the interests of the President with those of the Company’s stockholders and to provide the President with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options directly motivate an executive to maximize long-term stockholder value. The philosophy of administering the long-term stock option incentive plan is to tie the number of stock options awarded to each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan. The Compensation Committee believes the President currently has sufficient long-term stock option incentives to achieve the goals described above, so no additional option grants were made this year.
Incentive Bonus—The Compensation Committee approved the President’s bonus. The Compensation Committee’s goal in granting incentive bonuses is to tie a portion of the President’s compensation to the performance of the Company and to the President’s individual contribution to the Company. Mr. Harding’s 2006 bonus was determined by the Compensation Committee based on the performance of Mr. Harding in negotiating the Arkansas River water acquisition, his continued commitment to the success of the Company and his efforts in marketing the Company to the investing public. Additionally, Mr. Harding’s bonus in 2006 was granted to allow him to exercise stock options before they expired, which resulted in no cash impact to the Company and further aligned Mr. Harding’s interest with the Company.
Discussion with Respect to Qualifying Compensation for Deductibility
Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.
/s/ George M. Middlemas
/s/ Harrison H. Augur
/s/ Richard L. Guido

STOCK PRICE PERFORMANCE GRAPH
The following line-graph provides a comparison of the cumulative total stockholder return on the Company’s common stock for the period from August 31, 2001 through August 31, 2006, against the S&P 500 and a peer group. The comparisons in the graph are required by the rules promulgated by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s common stock. Data for the S&P 500 and the peer group assume reinvestment of dividends. The Company has never paid dividends on its common stock and has no present plans to do so. The peer group is comprised of the following companies: American States Water Company, Aqua America, Inc., Artesian Resources Corp., BIW Limited, California Water Service, Connecticut Water, Middlesex Water Company, Pennichuck Corp., SJW Corp and York Water Company.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Pure Cycle Corporation, The S & P 500 Index
And A peer Group

*	$100 invested on 8/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm
Section 16 (a) beneficial ownership reporting compliance – The Company’s directors and executive officers and persons who are beneficial owners of more than 10% of common stock are required to file reports of their holdings and transactions in common stock with the Securities and Exchange Commission and furnish the Company with such reports. Based solely upon the review of the copies received by the Company, or upon written representations from these persons, the Company believes that, during the fiscal year ended August 31, 2006 all the directors, executive officers, and 10% beneficial owners had complied with the applicable Section 16 (a) filing requirements, except that Messrs. Augur, Guido and Howell each filed a late Form 4; Mr. Middlemas filed two late Form 4s, and Par Capital Management, Inc. filed one late Form 3.

Code of Ethics – The Company has a code of business conduct and ethics for its directors, officers and employees, which can be viewed on our website at www.purecyclewater.com.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Notes Payable From time to time since December 6, 1987, Thomas P. Clark, a former director and former Chief Executive Officer of the Company, loaned funds to the Company to cover operating expenses. These funds were treated by the Company as unsecured debt, and promissory notes had been issued to Mr. Clark. On December 29, 2005, the Company and the Mr. Clark’s estate agreed to terms whereby the Company paid the estate $195,573 in full consideration of the notes payable and accrued interest totaling $558,781. Because the estate of our former CEO is deemed a related party, the Company recorded the $363,208 gain as a contribution of capital.
Comprehensive Amendment Agreement – See disclosure under “Compensation Committee Interlocks and Insider Participation” above.
Arkansas River Agreement – On August 31, 2006, pursuant to an Asset Purchase Agreement (the “Arkansas River Agreement”) with High Plains A&M, LLC (“HP A&M”), the Company purchased approximately (i) 60,000 acre-feet of senior 1883 water rights in the Arkansas River and (ii) 17,500 acres of real property and related rights from HP A&M. As consideration for the assets, the Company issued HP A&M 3,000,000 shares of unregistered common stock and granted HP A&M a “Tap Participation Fee” consisting of the right to receive ten percent (10%) of the gross proceeds from the sale of the next 40,000 water taps sold by Pure Cycle. HP A&M also has the obligation to manage and pay all expenses associated with the real property and the leases associated therewith acquired by Pure Cycle for the next five years and the right to receive all rental income generated by the leases on the real property. As a result of the acquisition, HP A&M now owns 16.3% of the outstanding shares of common stock of the Company. The members and managers of HP A&M, namely Mark D. Campbell, H. Hunter White and M. Walker Baus, are also deemed to own 16.3% of the common stock. In addition, Mr. Campbell was appointed to the board of directors of the Company pursuant to the terms of the Arkansas River Agreement. In 2007 and future years, HP A&M (and indirectly its members) will be entitled to receive the Tap Participation Fee and, for the next five (5) years, the lease income from the real property. Because the timing of sales of water taps and the development of the Company’s water rights are indeterminable, the amount to be paid to HP A&M pursuant to the Arkansas River Agreement is not yet determinable, but it could ultimately be as high as $100 million. At the closing of the Arkansas River Agreement, Pure Cycle received a credit for payment of the Tap Participation Fee to HP A&M on 530 taps valued at approximately $892,340. HP A&M and its members had no affiliation with the Company prior to the closing of the Arkansas River Agreement.

REPORT OF THE AUDIT COMMITTEE1
The Audit Committee of the board of directors is comprised of three directors and operates under a written charter adopted by the board of directors. The charter is reassessed and updated at least annually, or as needed, in accordance with applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market. Each of the members of the Audit Committee is a non-employee director and is independent as defined by the NASDAQ standards for independence.
Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and recommend to the board of directors the selection of the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited financial statements and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance.
The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended August 31, 2006 with Anton Collins Mitchell LLP (“ACM”) and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee discussed with ACM matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) to the extent applicable. ACM provided the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed ACM’s independence with ACM.
Based on the foregoing, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006.
/s/ Peter C. Howell
/s/ Harrison H. Augur
/s/ Richard L. Guido

[1]	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ELECTION OF DIRECTORS
(Proposal No. 1)
The current number of members of the board of directors is fixed at six. The board of directors nominates the following six persons currently serving on the board for reelection to the board: Mark W. Harding, Harrison H. Augur, Mark D. Campbell, Richard L. Guido, Peter C. Howell and George M. Middlemas. Biographical information regarding the directors follows:
Mark W. Harding. Mr. Harding joined the Company in April 1990 as Corporate Secretary and Chief Financial Officer, he was appointed President of the Company in April 2001 and joined the Board in 2004. Mr. Harding brings a background in investment banking and public finance, having worked from 1988 to 1990 for Price Waterhouse’s management consulting services where he assisted clients in public finance and other investment banking related services. Mr. Harding is the President and a board member of the Rangeview Metropolitan District and serves on a number of advisory boards relating to water and wastewater issues in the Denver region, including a statewide roundtable created by the Colorado legislature charged with identifying ways in which Colorado can address the significant water shortages facing Front Range cities including Denver and Colorado Springs. Mr. Harding earned a B.S. Degree in Computer Science and a Masters in Business Administration in Finance from the University of Denver.
Harrison H. Augur. Mr. Augur joined the board and was elected Chairman in April 2001. For more than 20 years, Mr. Augur has been involved with investment management and venture capital investment groups. Mr. Augur has been a general partner of CA Partners since 1987, and general partner of Patience Partners LLC since 1999. Mr. Augur received a Bachelor of Arts degree from Yale University, an LLB degree from Columbia University School of Law, and an LLM degree from New York University School of Law.
Mark D. Campbell. Mr. Campbell joined the board on August 31, 2006. Mr. Campbell has spent the past eight years as President of Southwestern Investment Group, Inc. (and its predecessor), a developer of land, shopping centers, water assets and water storage facilities. Since August 2001, Mr. Campbell has also been a manager of High Plains A&M, LLC, a real estate and water rights investment company in the Denver metropolitan area. Mr. Campbell graduated in 1977 with a Bachelor of Science in Business Administration from Colorado State University and became a CPA in 1978. Mr. Campbell also serves as a director of several special districts in Colorado. Mr. Campbell is active in supporting the communities in which he does business, organizations that support people with disabilities, programs for troubled teens and areas that enhance education.
Richard L. Guido. Mr. Guido served as a member of the Company’s board from July 1996 through August 31, 2003, and rejoined the Board in 2004. Mr. Guido has been Associate General Counsel of DeltaCom, Inc., a telecommunications company, since March 2006 and was an employee of Inco Limited, a Canadian mining company, from 1980 through February 2004. He previously served on the Company’s board pursuant to a voting agreement between Inco and the Company. That agreement is no longer in effect. Mr. Guido was Associate General Counsel of Inco Limited and President, Chief Legal Officer and Secretary of Inco United States, Inc. Mr. Guido received a Bachelor of Science degree from the United States Air Force Academy, a Master of Arts degree from Georgetown University, and a Juris Doctor degree from the Catholic University of America.
Peter C. Howell. Mr. Howell was appointed to fill a vacancy on the board on February 3, 2005. From 1997 to present, Mr. Howell has served as an advisor to various business enterprises in the area of acquisitions, marketing and financial reporting. From August 1994 to August 1997, Mr. Howell served as the Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health-O-Meter) and from 1989 to 1994 Mr. Howell served as Chief Executive Officer and a director of Mr. Coffee, Inc. Mr. Howell is a member of the board of directors of Libbey, Inc. and a number of private companies. Mr. Howell received a Master of Arts degree in Economics from Cambridge University.
George M. Middlemas. Mr. Middlemas has been a director since April 1993. Mr. Middlemas has been a general partner with Apex Venture Partners, a diversified venture capital management group, since 1991. From 1985 to 1991, Mr. Middlemas was Senior Vice President of Inco Venture Capital Management, primarily involved in venture capital investments for Inco Securities Corporation. From 1979 to 1985, Mr. Middlemas was Vice President and a member of the Investment Committee of Citicorp Venture Capital Ltd., where he sourced, evaluated and completed investments for Citicorp. Mr. Middlemas is a director of Patron Sytems, Inc., the Joffrey Ballet of

Chicago, and Pennsylvania State University-Library Development Board. Mr. Middlemas received a Bachelors degree in History and Political Science from Pennsylvania State University, a Masters degree in Political Science from the University of Pittsburgh and a Master of Business Administration from Harvard Business School.
The Proxy cannot be voted for more than the six nominees named. Directors are elected for one-year terms or until the next Annual Meeting of the Stockholders and until their successors are elected and qualified. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more nominees is not available for election, the proxy-holders named in the enclosed proxy card intend to vote for such other person or persons as the Nominating Committee may nominate.
Mr. Campbell was designated as a nominee to the board of directors pursuant to the Arkansas River Agreement, which agreement obligates the Company to nominate and solicit proxies for a director nominee designated by HP A&M through the earlier of (i) the annual meeting of the Company’s stockholders held following the fiscal year ended August 31, 2010, (ii) the date on which the Company fully discharges its obligation to pay the Tap Participation Fee, or (iii) August 31, 2011. In addition, Mr. Harding agreed to vote his shares of common stock in favor of the director nominee of HP A&M pursuant to a Voting Agreement for the same period that the Company is obligated to solicit proxies for the HP A&M director nominee.
Mr. Middlemas was designated as a nominee to the board of directors pursuant to the Environmental Private Equity Fund II, L.P. (“EPEF”) Voting Agreement, which agreement obligates TPC Ventures, LLC (by reason of the transfer of Mr. Clark’s shares in the Company for estate planning purposes); Ms. Hansson, a former director of the Company; the Apex/FAC partnerships; and Fletcher Byrom, a former director of the Company, to vote for the designee of the EPEF. This agreement will terminate at such time as EPEF no longer owns shares of common stock of the Company, or warrants to acquire shares of common stock, which aggregate 130,100 shares of common stock. As of December 1, 2006, EPEF owned 309,371 shares of common stock.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE SIX PERSONS NOMINATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)
Action is to be taken by the stockholders at the Meeting with respect to the ratification and approval of the selection by the Audit Committee of the Company’s board of directors of GHP Horwath, P.C. (“GHP”) to be the independent auditors of the Company for the fiscal year ending August 31, 2007. In the event of a negative vote on such ratification, the Audit Committee of the board of directors will reconsider its selection. A representative of each of GHP and the Company’s previous auditors, Anton Collins Mitchell LLP (“ACM”), is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Change in Auditors – On December 15, 2006, Pure Cycle replaced ACM as its independent registered public accountant. The decision to replace ACM was approved by the Audit Committee of the board of directors.
ACM’s reports on the financial statements of the Company for the fiscal years ended August 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles.
ACM’s report on effectiveness of the Company’s internal control over financial reporting as of August 31, 2006, identified a material weakness in that the Company’s closing process failed to identify all necessary accounting adjustments for certain transactions.
During the fiscal years ended August 31, 2006 and 2005, and the subsequent interim period through December 15, 2006 (the date of the change in auditors), there were (i) no disagreements with ACM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to ACM’s satisfaction, would have caused ACM to make reference to the subject matter of such disagreement in connection with its reports on the financial statements of the Company except as described below, and (ii) no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.
Certain of the assets the Company acquired pursuant to the Arkansas River Agreement are subject to outstanding promissory notes with principal and accrued interest totaling approximately $14.6 million. The notes are secured by deeds of trust on the assets acquired by the Company from HP A&M. The Company did not assume any of these promissory notes and is not responsible for making any payments thereunder. This responsibility remains solely with HP A&M. In the event of default by HP A&M, at the Company’s sole discretion, the Company has the option to assume some or all of the notes in default and make payments pursuant to the notes. If HP A&M defaults on the promissory notes, the Company may foreclose on a defined amount of stock issued to HP A&M being held in escrow and reduce the Tap Participation Fee by two times the amount of principal and interest defaulted on by HP A&M. Pursuant to FASB Interpretation No. 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others (as amended), because the Company would lose a portion of the land and water rights acquired from HP A&M if the defaulted notes are not cured, the Company’s option to assume HP A&M’s obligations under any defaulted promissory notes is considered an indirect guarantee of debt, and thus the outstanding balance of the promissory notes has been reflected as a liability in the Company’s balance sheet included in the Company’s Form 10-K which accompanies this proxy statement. It is ACM’s position that for periods commencing after August 31, 2006, interest accrued on this debt, which is the responsibility of HP A&M and not the Company, should be treated as an expense paid by a principal shareholder in accordance with Staff Accounting Bulletin No. 79, Accounting for Expenses or Liabilities by Principal Stockholder(s), whereby all expense payments would be reflected as interest expense with a corresponding increase to additional paid in capital. The Company continues to evaluate the accounting for the HP A&M promissory notes.
On December 15, 2006, the Company engaged its new independent registered public accountant, GHP. Since its appointment, the Company has not consulted with GHP on matters of the type contemplated by Item 304(a)(2) of Regulation S-K.
GHP has no direct or indirect financial interest in the Company and does not have any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director or associate of the Company has any interest in GHP.
Audit Fees – For the fiscal year ended August 31, 2006, ACM’s billed fees for annual audit services and the review of interim financial statements were $52,000. For the fiscal year ended August 31, 2005, ACM’s fees for annual audit services and the review of interim financial statements were $31,500. The Audit Committee approved 100% of these fees in accordance with the Audit Committee Charter.
Audit-Related Fees – During the fiscal year ended August 31, 2006, ACM’s billed fees for audit-related services were $20,000. These related to the review of the Company’s internal controls pursuant to the Sarbanes Oxley Act of 2002. The Audit Committee approved 100% of these fees. There were no audit-related fees incurred during fiscal 2005.
Tax and All Other Fees – The Company did not pay ACM any fees related to tax consultations, tax return preparation or other professional services.
Pre-Approval Policy – The Audit Committee has established a pre-approval policy in its Charter. In accordance with the policy, the Audit Committee pre-approves all audit, non-audit and internal control related services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS.
ACTION TO BE TAKEN UNDER THE PROXY
The accompanying Proxy will be voted “FOR” approval of proposal 2 and “FOR” the directors nominated by the board, unless the Proxy is marked in such a manner as to withhold authority to so vote. The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than the matters set forth above, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.
STOCKHOLDER PROPOSALS
Stockholder proposals for inclusion in the Proxy Statement for the 2008 Annual Meeting of Stockholders must be received at the principal executive offices of the Company by August 17, 2007 but not before June 18, 2007. For more information refer to the Company’s Bylaws which were filed as Exhibit 3.2 to the Registration Statement on Form SB-2/A filed on June 10, 2004. The Company is not required to include proposals received outside of these dates in the proxy materials for the 2007 Annual Meeting of Stockholders, and any such proposals shall be considered untimely.
FORM 10-K EXHIBITS
The Company has included with this Proxy Statement a copy of its Form 10-K which is part of the Annual Report for the fiscal year ending August 31, 2006, including the financial statements, schedules and list of exhibits. The Company will mail without charge, upon written request or by sending an email to info@purecyclewater.com, a copy of its Form 10-K exhibits. Requests should be sent to Pure Cycle Corporation, 8451 Delaware Street, Thornton, CO 80260. They are also available, free of charge, at the SEC’s web site, www.sec.gov which can also be accessed through the Company’s website at www.purecyclewater.com.

(PURE CYCLE CORPORATION LOGO)

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

1 Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 — Mark W. Harding	☐	☐	04 — Richard L. Guido	☐	☐

02 — Harrison H. Augur	☐	☐	05 — Peter C. Howell	☐	☐

03 — Mark D. Campbell	☐	☐	06 — George M. Middlemas	☐	☐

2 Ratification of Appointment of Independent Auditors

		For	Against	Abstain

2.	The Board of Directors recommends a vote FOR the ratification of appointment of the independent auditors named in the proxy statement for the fiscal year ending August 31, 2007.	☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no instructions are specified, this proxy will be voted FOR the election of directors and proposal 2.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy)

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Signature 2 - Please keep signature within the box

Signature 1 - Please keep signature within the box

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Proxy — Pure Cycle Corporation

Proxy Solicited by Board of Directors for Annual Meeting — January 16, 2007
Harrison H. Augur and Mark W. Harding, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pure Cycle Corporation to be held on January 16, 2007 at 2PM Mountain time at the offices of Davis, Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202, or at any postponement or adjournment thereof.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)